DIAMOND POWERSPORTS, INC.
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January 1, 2004

Subject: Employment Agreement

To:  Lisa Elliott

Effective  January  1,  2004 to December 31, 2004, this is an updated Employment
Agreement between Diamond Powersports and Lisa Elliott. There will be a compensation increase to Mrs. Elliott from last year salary. New salary will be $65,219.00 Also, Mrs. Elliott will receive stock at the end of the year in the amount of 200,000 shares.

The only change for this employment contract is the annual salary update and stock to be issued.


Employee:


/s/ Lisa Elliott
----------------
Lisa Elliott






Employer:


/s/ Officer Diamond Powersports, Inc.
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By: Officer Diamond Powersports, Inc.